                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant sec.240.14a-11(c) or sec.240.14a-12
                              STRYKER CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1996

                               ------------------

     The Annual Meeting of Stockholders of Stryker Corporation will be held on Wednesday, April 24, 1996, at 2:00 p.m., at the Radisson Plaza Hotel at The Kalamazoo Center, Kalamazoo, Michigan, for the following purposes:

          1. To elect seven directors; and

          2. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on February 29, 1996 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 1995 Annual Report is enclosed.

                      STOCKHOLDERS ARE URGED TO COMPLETE,
                      DATE AND SIGN THE ENCLOSED PROXY AND
                     RETURN IT IN THE ACCOMPANYING ENVELOPE

                                                    DAVID J. SIMPSON,
                                                        Secretary

March 15, 1996

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085

                               ------------------

                                PROXY STATEMENT
                               ------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Stryker Corporation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 24, 1996, and at all adjournments thereof. The solicitation will begin on or about March 15, 1996.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the seven nominees named under "Election of Directors," unless authority to do so is withheld with respect to one or more of such nominees. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Votes that are withheld and broker non-votes will be excluded entirely from the calculation and will have no effect on the outcome of the election of directors. In addition, the proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting. A stockholder may revoke a proxy at any time prior to the voting thereof.

     There were outstanding as of the close of business on February 29, 1996, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 48,575,841 shares of Common Stock of the Company. Each share is entitled to one vote on each matter brought before the meeting.

     Any proposal which a stockholder may desire to present to the 1997 Annual Meeting must be received by the Company at the above address on or prior to November 15, 1996 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                        OF THE OUTSTANDING COMMON STOCK

     As used in this proxy statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock. In addition, a person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days.

     As of January 31, 1996, Arcadia Bank and Trust Company, P.O. Box 50566, Kalamazoo, Michigan 49005, held 11,425,050 shares of Common Stock, or 23.5% of such class then outstanding, as Trustee of a trust for the benefit of members of the Stryker family (the "Stryker Trust"). Under the terms of the trust agreement, an Advisory Committee, consisting of Jon L. Stryker, Patricia A. Stryker, Ronda E. Stryker, Gerard Thomas and Elizabeth S. Upjohn-Mason, has full voting and disposition power with respect to the shares of Common Stock owned by the Stryker Trust. Ronda E. Stryker is currently a director of the Company. A majority vote of the Advisory Committee is necessary with respect to matters regarding the shares of Common Stock held in the Stryker Trust, including voting and disposition.

                              BENEFICIAL OWNERSHIP
                                 OF MANAGEMENT

     The following table sets forth certain information with respect to the ownership of shares of Common Stock by the current directors of the Company, all of whom are standing for reelection, the Named Executives referred to under the caption "Executive Compensation" and all directors and executive officers of the Company as a group:

                                                                        NUMBER OF SHARES
                                                                         AND PERCENT OF
                                                                        CLASS OF COMMON
                                                                          STOCK OF THE
                                                                         COMPANY OWNED
                                                                        BENEFICIALLY AS
                                                                         OF JANUARY 31,
                                  NAME                                      1996(A)
    -----------------------------------------------------------------   ----------------
    John W. Brown....................................................       2,315,139(4.8%)
    Howard E. Cox, Jr................................................          87,100
    Ronald A. Elenbaas...............................................         138,236
    Donald M. Engelman, Ph.D.........................................          22,300
    Jerome H. Grossman, M.D..........................................          26,500
    William T. Laube.................................................         155,795
    John S. Lillard..................................................          75,610
    Edward B. Lipes..................................................          74,923
    William U. Parfet................................................          10,000
    David J. Simpson.................................................         159,560
    Ronda E. Stryker.................................................      12,647,110(26.0%)(b)
    Executive officers and directors as a group (14 persons).........      15,773,994(32.3%)(b)

---------------

(a) Except for the shared beneficial ownership of 11,425,050 shares of Common Stock attributed to Ms. Stryker as a member of the Advisory Committee of the Stryker Trust, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock," and 5,000 shares with respect to which Mr. Lillard shares voting and disposition power, such persons hold sole voting and disposition power with respect to the shares shown in this column. Includes 72,000 shares for Mr. Brown, 6,000 shares for Mr. Cox, 10,000 shares for Mr. Elenbaas, 21,600 shares for Dr. Engelman, 6,000 shares for Dr. Grossman, 26,000 shares for Mr. Laube, 4,400 shares for Mr. Lillard, 64,000 shares for Mr. Lipes, 32,000 shares for Mr. Simpson, 2,000 shares for Ms. Stryker and 289,200 shares for executive officers and directors as a group that may be acquired within 60 days after January 31, 1996 upon exercise of options. Ownership percentages representing less than one percent of the class outstanding have been omitted.

(b) Includes the shared beneficial ownership of 11,425,050 shares of Common Stock held in the Stryker Trust and attributed to Ms. Stryker as a member of the Advisory Committee of the Stryker Trust, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." 3,808,350 of the shares in the Stryker Trust are held for the benefit of Ms. Stryker.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Should additional persons be nominated for election as directors, the seven persons receiving the greatest number of votes shall be elected.

     The following information respecting the nominees has been furnished by them. Unless otherwise indicated, such persons have held the positions described below for more than five years.

                                NAME, AGE, PRINCIPAL
                                OCCUPATION AND OTHER                                    DIRECTOR
                                     INFORMATION                                        SINCE
-------------------------------------------------------------------------------------   ----
JOHN W. BROWN, age 61................................................................   1977
  Chairman of the Board, since January 1981, and President and Chief Executive
  Officer of the Company, since February 1977. Also a director of Lunar Corporation, a medical products company, First of America Bank Corporation, a bank, and the
  Health Industry Manufacturers Association.
HOWARD E. COX, JR., age 52...........................................................   1974
  Co-Managing Partner of Greylock Capital Limited Partnership, since February 1987, a
  General Partner of Greylock Partners & Co., Greylock Ventures Limited Partnership
  and Greylock Investments Limited Partnership, venture capital limited partnerships, since January 1979, May 1983, and January 1985, respectively, and affiliated with
  Greylock Management Corporation, an investment services organization, since August
  1971. Also a director of Arbor Health Care Company, a sub-acute care company.
DONALD M. ENGELMAN, PH.D., age 55....................................................   1989
  Professor and Chairman of Molecular Biophysics and Biochemistry, Yale University,
  since 1979, with assignment to Yale College, the Graduate School and the Medical
  School. Consultant to the National Institutes of Health and the National Science
  Foundation.
JEROME H. GROSSMAN, M.D., age 56.....................................................   1982
  Chairman and Chief Executive Officer of Health Quality, Inc., a corporation that develops and markets health outcomes products and services, and Chairman Emeritus of New England Medical Center, Inc., since 1995, and Professor of Medicine, Tufts
  University School of Medicine, since 1989. Prior to 1995, Chairman of the Board and
  Chief Executive Officer of New England Medical Center, Inc., since 1984, and
  President of New England Medical Center Hospitals from 1979 to 1984. Also Chairman,
  Federal Reserve Bank of Boston, a director of Arthur D. Little, Inc., an international management consulting company, and Tufts Associated Health Plan,
  Inc., a health maintenance organization, and a trustee of Wellesley College.
JOHN S. LILLARD, age 65..............................................................   1978
  Chairman-Founder of JMB Institutional Realty Corp., an affiliate of JMB Realty
  Corp., a registered real estate investment advisory firm, since January 1992;
  President prior thereto, since April 1979. Also a director of Cintas Corporation, a uniform rental and manufacturing corporation, and Lake Forest Bancorporation, a bank holding company.
WILLIAM U. PARFET, age 49............................................................   1993
  Co-Chairman of MPI Research, L.L.C., a toxicology research laboratory, since
  January 1996. Prior thereto, President and Chief Executive Officer of Richard-Allan
  Medical Industries, Inc., a manufacturer of medical products, since October 1993.
  Prior thereto, President of The Upjohn Company, a manufacturer of pharmaceutical, chemical and agricultural products, since January 1991 and Executive Vice President of The Upjohn Company from January 1989 to January 1991. Also a director of
  Pharmacia & Upjohn, Inc., CMS Energy Corporation, Old Kent Financial Corporation
  and Universal Foods Corporation.
RONDA E. STRYKER, age 41.............................................................   1984
  Granddaughter of the founder of the Company and daughter of the former President of the Company. Also a director of Comerica Bank and the L. Lee Stryker Center for
  Management Studies and Educational Services and a trustee of Kalamazoo College.

     The Board of Directors has designated from among its members an Audit Committee which has general charge of the review of the Company's financial and accounting practices and controls. It also meets with the Company's independent accountants to determine the scope of the annual audit and review the reports and recommendations of such accountants on the results of such audit. The Audit Committee, which currently consists of Mr. Parfet (Chairman), Dr. Engelman, Mr. Lillard and Ms. Stryker, met twice during 1995. The Board of Directors has also designated a Compensation Committee, which currently consists of Ms. Stryker (Chairman), Dr. Engelman and Mr. Parfet, and a Stock Option Committee, which currently consists of Ms. Stryker (Chairman) and Mr. Lillard. The duties of these committees are described below under

"Executive Compensation -- Report of Compensation and Stock Option Committees." The Board of Directors has not designated a nominating committee or other committee performing a similar function. Such matters are discussed by the Board as a whole.

                             DIRECTOR COMPENSATION

     The Board of Directors held five meetings during 1995. All of the directors attended more than 75% of the total meetings of the Board and all committees on which they were members in 1995, except Dr. Grossman who did not attend two Board meetings. Directors who are not employees received directors' fees of $2,750 for each Board meeting attended and a fixed annual fee of $12,500. Directors who are also members of committees of the Board received a fee of $1,300 per day for committee meetings attended if such meetings were held on the same day as a Board meeting and $2,750 per day if such meetings were held on a day on which there was not a Board meeting. The Company also makes $50,000 of group life insurance available to its outside directors. In addition, Mr. Cox and Dr. Grossman consult with the Company with respect to long-range planning. Mr. Cox received $16,500 for these services in 1995 and Dr. Grossman received $11,000. Also, $126,610 was paid to Dr. Engelman in 1995 as a consultant to the Company on its bone growth and other projects and $2,750 was paid to Mr. Lillard as a consultant with respect to matters concerning its physical therapy business.

                             EXECUTIVE COMPENSATION

GENERAL

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (based on amounts reported as salary and bonus for 1995) who were serving as executive officers at December 31, 1995 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                                               SHARES OF
                                                      ANNUAL COMPENSATION     COMMON STOCK     ALL OTHER
                 NAME AND                            ---------------------     UNDERLYING     COMPENSATION
            PRINCIPAL POSITION               YEAR    SALARY($)    BONUS($)     OPTIONS(#)        ($)(1)
------------------------------------------   ----    ---------    --------    ------------    ------------
John W. Brown,
  Chairman of the Board, President and
  Chief Executive Officer.................   1995     475,000     300,000            --          33,000
                                             1994     425,000     290,000            --          33,000
                                             1993     400,006     250,000        30,000          23,254
Ronald A. Elenbaas,
  Vice President; President, Stryker
  Surgical Group..........................   1995     260,000     170,000            --          27,000
                                             1994     235,000     120,000            --          33,000
                                             1993     220,008     100,000        20,000          23,254
William T. Laube,
  Vice President; President, Stryker
  Pacific Group...........................   1995     240,000     150,000            --          33,000
                                             1994     220,000     140,000            --          33,000
                                             1993     200,004     125,000        20,000          23,254
Edward B. Lipes,
  Vice President; President, Osteonics
  Corp.(2)................................   1995     250,000     180,000            --          33,000
                                             1994     220,000     125,000            --          31,075
David J. Simpson,
  Vice President, Chief Financial Officer
  and Secretary...........................   1995     249,583     175,000            --          33,000
                                             1994     228,750     145,000            --          33,000
                                             1993     211,673     125,000        20,000          23,254

---------------
(1) Represents the Company's contributions, including matching of voluntary contributions by such person, under its tax-qualified Savings and Retirement Plan and, with respect to 1994 and 1995, under its Supplemental Savings and Retirement Plan, the purpose of which is to make available to executives certain benefits in excess of those permitted under the tax-qualified plan.

(2) Mr. Lipes became an executive officer of the Company during 1994.

STOCK OPTIONS

     No options to purchase shares of the Company's Common Stock were granted to the Named Executives in 1995. The following table sets forth information with respect to option exercises during 1995 by the Named Executives and as to the unexercised options held by them at December 31, 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                  SHARES                       FISCAL YEAR-END (#)          FISCAL YEAR-END ($)(1)
                                ACQUIRED ON     VALUE      ----------------------------    ------------------------
                                 EXERCISE      REALIZED            EXERCISABLE/                  EXERCISABLE/
            NAME                    (#)         ($)(1)            UNEXERCISABLE                 UNEXERCISABLE
-----------------------------   -----------    --------    ----------------------------    ------------------------
John W. Brown................          --            --            72,000/18,000               2,832,600/486,000
Ronald A. Elenbaas...........      22,000       439,460            10,000/16,000                 295,980/397,000
William T. Laube.............          --            --            26,000/16,000                 827,220/397,000
Edward B. Lipes..............          --            --            62,000/18,000               2,463,850/504,750
David J. Simpson.............          --            --            32,000/16,000               1,054,440/397,000

---------------

(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock as reported by The Nasdaq Stock Market for the exercise date or December 29, 1995, as the case may be.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     There are three basic elements in the Company's executive compensation program -- base salary, bonus and stock options. The Compensation Committee, which reviews executive compensation on an annual basis and is responsible for determinations regarding base salary and bonuses, formally met once during 1995 and held informal discussions on several occasions during the year. The members of the Compensation Committee, each of whom is an independent outside director, are Ms. Stryker (Chairman), Dr. Engelman and Mr. Parfet. Stock option awards are made by the Stock Option Committee, the members of which are Ms. Stryker (Chairman) and Mr. Lillard. Members of the Stock Option Committee are not eligible to participate in the Company's stock option plans during their term of service on such Committee.

     The salaries of the Company's executive officers for 1995 were determined at the meeting of the Compensation Committee held in December 1994, at which time Dr. Engelman was Chairman. Prior to such meeting, the members of the Committee were provided with broad-based survey reports on executive compensation prepared by the Health Industry Management Association and The Conference Board that provided compensation information for companies in the health care industry and U.S. corporations generally. While information concerning the compensation of most of the companies included in the Standard & Poor's Medical Products and Supplies Industry Group Index (see "Performance Graph," below) was included in at least one of such reports, the particular reports were selected for the general information contained therein. The Chief Executive Officer reviewed the overall performance of each of the other executive officers during the year with the Committee at its December meeting. Based on a subjective evaluation of such performance and the Company's overall performance during the prior year and, in the case of division officers, that of the respective divisions, as well as general consideration of the information contained in the survey reports reviewed, the base salaries of the Company's executive officers, including Mr. Brown, were established by the Committee.

     A substantial portion of annual compensation of each of the Named Executives consists of the bonus element. In determining the amount of the bonus to be paid to each Named Executive, the Compensation Committee initially reviews the results of mathematical computations in which actual performance of the Company, in the case of Mr. Brown and Mr. Simpson, who have overall corporate responsibility, and of the operations for which such person had direct management responsibility, in the case of the divisional officers, is compared to goals and objectives established at the beginning of the year and a percentage so determined is applied to the dollar bonus potential established for each person at the beginning of the year. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, the Named Executive's total cash compensation should be in the upper end of the range for companies of a comparable size. The primary element in such calculation for the Named Executives other than Mr. Brown in 1995, accounting for approximately 60% to 75%, was earnings growth. The other factors related to sales or order growth, asset management (accounts receivable and inventory) and cash flow in the case of Mr. Elenbaas, Mr. Laube and Mr. Lipes, and cash flow, tax management and expense control in the case of Mr. Simpson. In the case of Mr. Elenbaas and Mr. Laube, the final determination of their actual bonus included a subjective evaluation of individual performance in light of the competitive environment in the operations for which they have responsibility and other challenges faced by such persons. In Mr. Brown's case, a number of performance targets were considered, including growth in Company-wide earnings and orders and profit and sales growth for specific operations.

     The Company has had stock option plans in effect since it became a publicly-held company in 1979. The purpose of these plans has been to provide executive officers and other key employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the long-range interests of such persons with those of stockholders by providing them with the opportunity to build a meaningful stake in the Company. Historically, stock options have had significant value to optionees, reflecting the appreciation in the market value of the Common Stock. The determination with respect to the number of options to be granted to any particular executive officer is subjective in nature and no specific performance measures or factors are applied. The number and status of options previously granted to an individual are not accorded significant weight in the determination. Current option grants are intended to encourage performance that will result in continued appreciation. Outstanding option grants, all of which have a ten-year-term, become exercisable as to 20% on the first anniversary of the date of grant and as to an additional 20% on each successive anniversary. Accordingly, to realize the full value thereof, an executive officer must remain in the Company's employ for five years from the date of grant. Management of the Company believes that the stock option plans have been helpful in attracting and retaining skilled executive personnel. No stock options were granted to the Named Executives or any other executive officer during 1995.

     Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other Named Executive to $1 million. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy, including obtaining stockholder approval of performance-based compensation plans to the extent necessary.

Compensation Committee
  Ronda E. Stryker, Chairman
  Donald M. Engelman
  William U. Parfet
Stock Option Committee
  Ronda E. Stryker, Chairman
  John S. Lillard

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's MidCap 400 Index and the Standard & Poor's Medical Products and Supplies Industry Group Index. The graph assumes $100 invested on December 31, 1990 in the Company and each of the indices.

                                                                  S&P Medical
      Measurement Period         Stryker Cor-     S&P Midcap      Products &
    (Fiscal Year Covered)          poration        400 Index         Suppl
Dec90                                   100.00          100.00          100.00
Dec91                                   320.32          150.10          163.54
Dec92                                   251.03          167.98          140.12
Dec93                                   181.71          191.41          106.86
Dec94                                   236.89          184.55          126.72
Dec95                                   339.00          241.66          214.17

                                 MISCELLANEOUS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent accountants, to audit the accounts of the Company and its subsidiaries for the year 1996. Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

OTHER ACTION

     The management has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

SECTION 16 REPORTING

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and members of the Advisory Committee for the Stryker Trust to file certain reports with respect to their stock ownership. John S. Lillard, a director of the Company, and Jon L. Stryker, a member of the Advisory Committee, each was late in filing the Annual Statement of Changes in Beneficial Ownership on Form 5 that was due on February 14, 1995.

EXPENSES OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record by such person.

                                            By Order of the Board of Directors

                                                    DAVID J. SIMPSON,
                                                        Secretary

March 15, 1996

/ X /  Please mark your
       vote as in this
       example.

       EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS REFERRED TO IN ITEM 2.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES:


                     FOR      WITHHELD
1. Election of      /  /       /  /      Withhold authority           2. In their discretion, the proxies are authorized
   directors.                            to vote all                     to vote in accordance with their own judgment
   (see reverse)                         nominees.                       upon such other matters as may properly come
                                                                         before the meeting.
FOR all nominees (except those whose names are listed below:
                                                                                   CHANGE OF ADDRESS/
----------------------------------------------------------------                   COMMENTS ON REVERSE SIDE      /    /

                                                                         (Please mark, date and sign as your name appears
                                                                         hereon and  return in the enclosed, postage paid
                                                                         envelope. If acting as executor, administrator,
                                                                         trustee, guardian, etc., you should so indicate
                                                                         when signing. If the signer is a corporation,
                                                                         please sign the full corporate name, by duly
                                                                         authorized officer. If shares are held jointly,
                                                                         each stockholder named should sign.)


                                                                          -----------------------------------------------
                                                                                                                     1996
                                                                          -----------------------------------------------
                                                                           SIGNATURE(S)        DATE

--------------------------------------------------------------------------------

                             STRYKER CORPORATION
                P.O. BOX 4085, KALAMAZOO, MICHIGAN 49003-4085
                        ANNUAL MEETING OF STOCKHOLDERS
P                                APRIL 24, 1996

R THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STRYKER CORPORATION
O
     The undersigned, having received the Notice of Annual Meeting of
X Stockholders and Proxy Statement, each dated March 15, 1996, hereby appoints John S. Lillard and Ronda E. Stryker, and each of them, Proxies,
Y with full power of substitution in each, to represent and to vote, as designated below, all shares of Common Stock of Stryker Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 1996, and at all adjournments thereof, as set forth on the reverse side hereof.

       Election of Directors, Nominees:                             COMMENTS: (change of address)
       John W. Brown, Howard E. Cox, Jr., Donald M.               ___________________________________
       Engelman, Ph.D., Jerome H. Grossman, M.D.,                 ___________________________________
       John S. Lillard, William U. Parfet, Ronda E.               ___________________________________
       Stryker.                                                   ___________________________________
                                                                   (If you have written in the above
                                                                    space, please mark the correspond-
                                                                    ing box on the reverse side of this
                                                                    card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE
REVERSE SIDE.  IF YOU DO NOT MARK ANY BOX, YOUR PROXY WILL BE VOTED IN
ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THE PROXIES CANNOT                    SEE REVERSE
VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.                                                  SIDE
